Exhibit 10.16
CONVEYANCE AND ASSUMPTION AGREEMENT
     This Conveyance and Assumption Agreement (this “Agreement”) is entered into by and among PEC Equipment Company, LLC, a Delaware limited liability company (“PEC”), Central States Coal Reserves of Indiana, LLC, a Delaware limited liability company (“Central States Indiana”), Central States Coal Reserves of Illinois, LLC, a Delaware limited liability company (“Central States Illinois”) “), and Cyprus Creek Land Company, a Delaware corporation (“Cyprus Creek”), (collectively “Central States”), and Peabody Coal Company, LLC, a Delaware limited liability company (“PCC”), and is made effective as of October 22, 2007 (the “Effective Date”).
Recitals
General
     A. PCC is an indirect subsidiary of Patriot Coal Corporation (“Patriot”).
     B. On the Effective Date, Peabody Energy Corporation (“Peabody”) will consummate a transaction by which Peabody will spin off Patriot to Peabody’s shareholders (the “Spin-Off”).
Real Property and Reclamation Obligations
     C. Under the Surface Mining Control and Reclamation Act of 1977, as amended (“SMCRA”), and under the existing operating permits for coal removal relating to the Real Property, as set forth on Exhibit A, attached hereto and incorporated herein by this reference (the “Permits”), PCC is currently obligated to perform certain acts of reclamation on the Real Property (as defined hereinafter), including Phase I, Phase II, and Phase III reclamation activities (the “Phase I Reclamation Obligations” and the “Phase II and Phase III Reclamation Obligations” respectively; collectively the “Reclamation Obligations”).
     D. The Phase I Reclamation Obligations are nearly complete at all locations with the remaining work primarily at Lynnville, Hawthorn and Center Prep. The Phase I Reclamation Obligations generally include final grading, soil replacement and initial seeding for erosion control. The Phase II and Phase III Reclamation Obligations include a 5 year minimum liability period, revegetation, land use planning and land productivity testing.
     E. Central States Illinois, Central States Indiana, and Cyprus Creek, all indirect subsidiaries of Peabody (both before and after the Spin-Off), own certain real property that is located within the boundaries of the Permits, including without limitation the surface and reserves rights relating to such real property (the “Real Property”). Active mining operations have been closed or suspended on the Real Property.
     F. Each of the Permits contains a right-of-entry (“ROE”) which authorizes PCC’s access to the Real Property in order to complete the Phase I Reclamation Obligations using

PCC’s employees. PCC will continue to have access to the Real Property as granted under the ROE’s until PCC completes the Phase I Reclamation Obligations.
Equipment
     G. PCC owns the equipment described on Exhibit B, attached hereto and incorporated herein by this reference (the “Equipment”), which is used in reclamation projects at coal mining sites (including, without limitation, the Phase I Reclamation Obligations at the Real Property). The parties understand that, to the extent PCC may need additional time beyond the Effective Date to complete the Phase I Reclamation Obligations, PCC will use certain items of the Equipment beyond the Effective Date.
     H. PEC and Central States desire to use the Equipment to complete (i) other reclamation obligations at locations other than the Real Property and (ii) the Phase II and Phase III Reclamation Obligations at the Real Property.
Terms and Conditions
     In consideration of the mutual promises, covenants and agreements set forth in this Agreement, the parties to the Agreement agree as follows:
Article 1
Conveyance of Equipment and Assumption of
Phase II and III Reclamation Obligations
     1.1 (a) On the Effective Date, PCC shall convey to PEC title to all Equipment not needed by PCC to complete the Phase I Reclamation Obligations.
          (b) Promptly after completion of the Phase I Reclamation Obligations, PCC shall convey to PEC title to all remaining Equipment. PCC will use good faith efforts to complete the Phase I Reclamation Obligations as soon as practicable.
          (c) The conveyances in (a) and (b) of this section shall be evidenced by a bill of sale, in mutually agreed form, duly executed by PCC and delivered to PEC at the time of conveyance.
     1.2 As consideration for PCC’s conveyance and transfer of the Equipment to PEC, Central States shall, and hereby do, fully assume the Phase II and Phase III Reclamation Obligations so that upon such assumption PCC will have no more responsibilities for the Phase II and Phase III Reclamation Obligations.
     1.3 The Equipment shall be conveyed to PEC under Section 1.1 free and clear of all security interests, liens and other encumbrances on PCC’s title, but otherwise on an “as is” and “where is” basis, subject to Section 1.4. PCC shall deliver the Equipment to PEC at the Real Property or such other location as PCC and PEC may agree.

     1.4 During the period that PCC uses the Equipment on and after the Effective Date for purposes of the Phase I Reclamation Obligations, PCC, at its own cost and expense, shall keep the Equipment in good working condition (consistent with the condition of the Equipment on the Effective Date), reasonable wear and tear excluded. PEC shall be responsible for the material cost of normal repair parts, wear items and major components to maintain the Equipment in such condition. PCC shall be responsible for (i) the labor associated with the installation of parts, wear items and major components, and (ii) all labor, fuel, oil, lubricants, antifreeze, and other ordinary consumable materials required to operate and maintain the Equipment in such condition
     1.5 The parties will cooperate to the extent necessary to fulfill the purposes of this Agreement. Within a reasonable time subsequent to the date when PCC completes the Phase I Reclamation Obligations, Central States shall secure reclamation-only permits for all areas currently covered by the Permits and bonded by PCC. Central States shall, and/or shall cause one or more of its affiliates to, take any further action necessary to ensure that PCC is relieved from the Phase II and Phase III Reclamation Obligations. Central States shall reimburse PCC for (i) fees, if any, that PCC may incur on the Permits between the Effective Date and the time the aforementioned reclamation-only permits are approved, and (ii) premium, if any, that PCC may incur on any surety bond identified on Exhibit A between the Effective Date and the time such surety bond is replaced. PCC shall take any further action necessary to ensure that PEC takes title and possession of the Equipment as provided herein.
Article 2
General Provisions
     2.1 Notices. All notices, consents and other communications given under or with respect to this Agreement shall be effective only if in writing and if given by (a) personal delivery, (b) registered or certified United States mail, return receipt requested, (c) courier for overnight delivery, or (d) facsimile transmission followed by delivery by courier for overnight delivery, to the party to receive the notice, consent or other communication at the following address for that party (or such other address as that party shall specify by notice):
PCC:
Peabody Coal Company, LLC
12312 Olive Boulevard, Suite 400
St. Louis, Missouri
Facsimile No.:
Attention: Joseph W. Bean
PEC and/or Central States:

PEC Equipment Company, LLC (as applicable)
Central States Coal Reserves of Indiana, LLC (as applicable)
Central States Coal Reserves of Illinois, LLC (as applicable)
Cyprus Creek Land Company (as applicable)
701 Market Street
St. Louis, Missouri 63101
Facsimile No.: (314) 342-7740
Attention: Walter Hawkins, Vice President and Treasurer
     2.2 Assignment. Neither party to this Agreement shall assign, convey, mortgage, or otherwise transfer this Agreement or any interest hereunder, without the prior consent of the other party to this Agreement, which shall not be unreasonably withheld or delayed.
     2.3 No Waiver. No delay or failure by either party to exercise any right or remedy under this Agreement, and no partial exercise of any right or remedy, shall constitute a waiver of that or any other right or remedy, except to the extent waived by the written consent of the party entitled to exercise such right or remedy. A valid waiver by any party to this Agreement of the breach of any one or more covenants or the non-fulfillment of one or more conditions contained herein shall not bar any of such party’s rights or remedies for a subsequent breach of the same covenant(s) or non-fulfillment of the same condition(s), unless otherwise expressed in the written consent upon which such valid waiver is based. .
     2.4 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of all parties and their respective successors and assigns.
     2.5 Counterparts; Reproductions. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Agreement made by reliable means (e.g., photocopy, facsimile, PDF) will be considered an original.
     2.6 Governing Law; Choice of Forum. The laws of the State of Missouri, without regard to conflict of laws or choice of law principles, govern all matters arising out of this Agreement. The parties hereby submit to the exclusive jurisdiction of the United States District Court for the Eastern District of Missouri for any suit, action or proceeding to resolve any and all disputes arising out of this Agreement.
     2.7 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be contrary to, prohibited by or invalid under any applicable law, such court may modify such provision so, as modified, such provision will be enforceable and will to the maximum extent possible comply with the apparent intent of the parties in drafting such provision. If no such modification is possible, such provision will be deemed omitted, without invalidating the remaining provisions hereof. No such modification or omission of a provision will in any way affect or impair such provision in any other jurisdiction.
     2.8 Captions. The captions, headings or titles of the various articles and sections of this Agreement are for convenience of reference only, and will not be deemed or construed to limit or expand the substantive provisions of such articles or sections.

     2.9 Amendment. Neither this Agreement, nor any part hereof, may be modified or amended except by an instrument in writing duly executed and delivered by the party sought to be charged therewith.
     2.10 Entire Agreement. This Agreement contains the Parties’ entire understanding and agreement with respect to the subject matter hereof. Any and all additional, conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated herein will be null and void and are merged into this Agreement.
[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

     IN WITNESS WHEREOF, the parties, each by a duly authorized representative, have executed this Agreement effective as of the Effective Date, intending to be bound by the terms and conditions stated herein.

PEC EQUIPMENT COMPANY, LLC			PEABODY COAL COMPANY, LLC

By:	/s/ John F. Quinn, Jr.		By:	/s/ Mark N. Schroeder

	Name:	John F. Quinn, Jr.		Name:	Mark N. Schroeder
	Title:	Vice President		Title:	Vice President & Treasurer

CENTRAL STATES COAL RESERVES OF INDIANA, LLC
By:	/s/ John F. Quinn, Jr.
	Name:	John F. Quinn, Jr.
	Title:	Vice President

CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
By:	/s/ John F. Quinn, Jr.
	Name:	John F. Quinn, Jr.
	Title:	Vice President

CYPRUS CREEK LAND COMPANY
By:	/s/ John F. Quinn, Jr.
	Name:	John F. Quinn, Jr.
	Title:	Vice President